UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 18, 2003

SHALLBETTER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-31297	41-1961936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 West Georgia Street, #1305 Vancouver, British Columbia, Canada	V6E 3V7
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (604) 685-9316

4750 Table Mesa Drive, Boulder, CO 80305
(Former name or former address, if changed since last report)

ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       On December 16, 2003, the Board of Directors of the Company elected to change the Company's fiscal year end from December 31 to September 30. The Company will file a transition report on Form 10KSB for the nine month period ending September 30, 2003.

       On or about December 18, 2003, the Company advised S.W. Hatfield, CPA, that it would not be appointed as the Company's auditors for the fiscal year ending December 31, 2003.

       The reports of S.W. Hatfield, CPA, for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion and, except for a "going concern" qualification, were not qualified or modified as to any uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through June 30, 2003, there have been no disagreements with S.W. Hatfield, CPA, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of S.W. Hatfield, CPA, would have caused them to make reference thereto in their report on the financial statements for such years.

       On December 18, 2003, the Board of Directors appointed the firm of Ellis Foster, Chartered Accountants, 1650 West 1st Avenue, Vancouver, British Columbia V6J 1G1, independent auditors of the Company for the transition period ending September 30, 2003.

       Prior to the engagement of Ellis Foster Charter Accountants, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Company's financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event. The decision to change accountants was recommended and approved by the Company's Board of Directors.

       On December 18, 2003, the Company provided a draft copy of the report on Form 8K to S.W. Hatfield, CPA, requesting their comments on the information contained therein. The responsive letter from S.W. Hatfield, CPA, is herewith filed as exhibit 16.1 on this amended report on Form 8K/A.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

       16.1

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHALLBETTER INDUSTRIES, INC.

By: /S/ TERRY W. WONG
Terry W. Wong, President

Date: December 22, 2003